UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2012 (April 26, 2012)
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07                  Submission of Matters to a Vote of Security Holders.

HCP, Inc. (the “Company”), a Maryland corporation, held its Annual Meeting of Stockholders on April 26, 2012 (the “Annual Meeting”).  At the Annual Meeting there were present, in person or by proxy, 372,855,927 shares of the Company’s common stock, which represented approximately 90.85% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the three proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 13, 2012.

Proposal 1.  All of the nominees listed below were elected to the Board of Directors of the Company and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

	For	Against	Abstain	Broker Non- Votes	% of Votes Supporting

James F. Flaherty III	336,124,359	4,852,630	517,203	31,361,735	98.58%

Christine N. Garvey	337,240,410	3,985,465	268,317	31,361,735	98.83%

David B. Henry	337,726,697	3,489,692	277,803	31,361,735	98.98%

Lauralee E. Martin	332,743,981	8,474,374	275,837	31,361,735	97.52%

Michael D. McKee	336,818,006	3,842,633	833,553	31,361,735	98.87%

Peter L. Rhein	333,822,045	7,384,109	288,038	31,361,735	97.84%

Kenneth B. Roath	339,896,950	1,312,544	284,698	31,361,735	99.62%

Joseph P. Sullivan	335,609,740	5,580,680	303,772	31,361,735	98.36%

Proposal 2.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

366,756,009	5,730,293	369,625	N/A	98.46%

Proposal 3.  The advisory vote to approve executive compensation was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

325,116,518	11,998,071	4,379,603	31,361,735	96.44%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012

HCP, Inc.

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and
Chief Financial Officer